                            SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                  Act of 1934
                                (Amendment No. )

Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|X|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material under Rule 14a-12

                                 HOT TOPIC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1.       Title of each class of securities to which transaction
                  applies:
         _______________________________________________________________________

         2.       Aggregate number of securities to which transaction applies:

         _______________________________________________________________________

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         _______________________________________________________________________

         4.       Proposed maximum aggregate value of transaction:

         _______________________________________________________________________

         5.       Total fee paid:

         _______________________________________________________________________

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.       Amount Previously Paid:

         _______________________________________________________________________

         2.       Form, Schedule or Registration Statement No.:

         _______________________________________________________________________

         3.       Filing Party:

         _______________________________________________________________________

         4.       Date Filed:

         _______________________________________________________________________

                                 HOT TOPIC, INC.
                            18305 E. San Jose Avenue
                       City of Industry, California 91748


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 13, 2002

TO THE SHAREHOLDERS OF HOT TOPIC, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of HOT TOPIC, INC., a California corporation (the "Company"), will be held on Thursday, June 13, 2002 at 10:00 a.m. local time at the Company's headquarters at 18305 E. San Jose Avenue, City of Industry, California for the following purposes:

1. To elect seven (7) directors to serve for the ensuing year and until their successors are elected.

2. To approve the amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of shares of authorized Common Stock from 50,000,000 shares to 150,000,000 shares.

3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending February 1, 2003.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on April 19, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. If you plan on attending the Annual Meeting, please call Jay A. Johnson at the Company at 626-839-4681.



                                              By Order of the Board of Directors


                                              /s/ Jay A. Johnson
                                              ------------------
                                              JAY A. JOHNSON
                                              Assistant Secretary


City of Industry, California
May 10, 2002



--------------------------------------------------------------------------------
ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                                       1.

                                 HOT TOPIC, INC.
                            18305 E. San Jose Avenue
                       City of Industry, California 91748

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  June 13, 2002

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Hot Topic, Inc., a California corporation ("Hot Topic" or the "Company"), for use at the Annual Meeting of Shareholders to be held on June 13, 2002, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's headquarters at 18305 E. San Jose Avenue, City of Industry, California. The Company intends to mail this proxy statement and accompanying proxy card on or about May 10, 2002, to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock of the Company (the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on April 19, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 19, 2002 the Company had outstanding and entitled to vote 31,569,255 shares of Common Stock.

         Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved; provided, however, for the purpose of approving Proposal 2, abstentions and broker non-votes will have the same effect as negative votes because the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock is required to approve the amendment to the Company's Amended and Restated Articles of Incorporation.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary or Assistant Secretary of the Company at the Company's principal executive office, 18305 E. San Jose Avenue, City of Industry, California 91748, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                       2.

SHAREHOLDER PROPOSALS

         The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 10, 2003. Shareholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so by written notice delivered to or mailed and received at the principal executive offices of the Company no later than February 14, 2003. Shareholders are also advised to review the Company's Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

                                       3.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


         There are seven nominees for the Board of Directors. Each director to be elected will hold office until the next annual meeting of shareholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company and was nominated by the Company's Nominating Committee. In addition, the Board of Directors approved each nomination. Five of such nominees were elected by the shareholders at last year's annual meeting of shareholders; and Ms. Cohen and Mr. Hedrick were subsequently appointed to the Board of Directors by the vote of the members of the Board of Directors. Currently, there are eight members of the Board of Directors and eight Board of Directors positions authorized; provided, however, pursuant to resolutions of the Board of Directors adopted in accordance with the Company's Amended and Restated Bylaws, the number of authorized directors will be set at seven as of this year's annual meeting of shareholders.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

         The seven candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors of the Company.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.


NOMINEES

         The names of the nominees and certain information about them are set forth below:


                      NAME                    AGE     POSITION CURRENTLY HELD WITH THE COMPANY
                      ----                    ---     ----------------------------------------
Edgar F. Berner .......................        70     Director
Cynthia Cohen..........................        49     Director
Corrado Federico ......................        61     Director
W. Scott Hedrick.......................        56     Director
Elizabeth M. McLaughlin................        41     Chief Executive Officer, President and Director
Bruce A. Quinnell......................        53     Director
Andrew Schuon .........................        37     Director


         EDGAR F. BERNER has been a director of the Company since 1990. Mr. Berner is a private investor and consultant to emerging growth companies. Since March 1999, Mr. Berner has been Vice President and on the Board of Directors of Real Age, Inc. Mr. Berner currently serves as a director of Garden Fresh, Inc., a publicly traded restaurant chain, and Barbeques Galore Ltd., a publicly traded chain of barbeque stores. From 1991 to February 1999, Mr. Berner served as Chairman of the Board of Directors of Sweet Factory, Inc., a retail candy store chain, and he also served as Chief Executive Officer of that company from 1991 to January 1996.

         CYNTHIA COHEN has been a director of the Company since September 2001. Ms. Cohen is the President of Strategic Mindshare, a marketing and strategy consulting firm, that she founded in 1990. Prior to founding Strategic Mindshare, Ms. Cohen was a Partner with Deloitte Consulting. Ms. Cohen is a director of Office Depot, Inc. and The Sports Authority, Inc., both publicly-traded, consumer products companies, and a director of several privately held companies.

                                       4.

         CORRADO FEDERICO has been a director of the Company since December 1997. Mr. Federico is also a director of bebe stores, inc., a contemporary women's fashion chain with approximately 160 stores throughout the United States and abroad, and the President of Corado, Inc., a land development company specializing in affordable housing. Since May 1999, he has also served as President of Solaris Properties, Inc., a real estate company. From 1986 to 1991, Mr. Federico served as President and CEO of ESPRIT's United States apparel, retail and mail order operations.

         W. SCOTT HEDRICK has served as a director of the Company since January 2002. Mr. Hedrick was a founder and has been a General Partner of InterWest Partners, a venture capital fund, since 1979. Since April 1991, Mr. Hedrick has been a director of Office Depot, Inc. and from November 1986 until April 1991, he served as a director of The Office Club, Inc., which was acquired by Office Depot, Inc. in April 1991. Mr. Hedrick also serves as a director of Vintners, Inc., a publicly-traded, consumer products company, and several privately held companies.

         ELIZABETH M. MCLAUGHLIN has served as Chief Executive Officer of the Company since August 2000 and President since February 2000, and has served on the Board of Directors since May 2000. From June 1996 through February 2000, Ms. McLaughlin served as Senior Vice President and General Merchandise Manager of the Company. From May 1993 through May 1996, Ms. McLaughlin was the Company's Vice President, Operations. Prior to joining the Company, Ms. McLaughlin held various positions with Millers Outpost, a privately-held teen retailer, where she served as Divisional Merchandise Manager, Director of Store Operations, and Director of Financial Planning and Budgeting. Prior to joining Millers Outpost, Ms. McLaughlin held various financial analyst and store positions with The Broadway.

         BRUCE A. QUINNELL has been a director of the Company since September 1998. From April 1999 to February 2002, Mr. Quinnell was Vice Chairman of Borders Group, Inc. From January 1997 to April 1999, Mr. Quinnell was the President and Chief Operating Officer of Borders Group, Inc. From 1994 to January 1997, Mr. Quinnell was the President and Chief Operating Officer of Waldenbooks.

         ANDREW SCHUON has been a director of the Company since January 1998. Since April 2001, Mr. Schuon has been President and Chief Executive Officer of Pressplay, a joint venture created by Sony Music Entertainment and Universal Music Group. From December 1999 to April 2001, Mr. Schuon has been President and Chief Operating Officer of the Universal Music Group's music business, Farmclub.com, Inc. Prior to that, from February 1998 to November 1999, Mr. Schuon was Executive Vice President/General Manager of Warner Bros. Records Inc. From 1992 to December 1997, Mr. Schuon served as Executive Vice President of MTV where he was responsible for programming, music, production and talent for their MTV and VH1 cable channels.

DIRECTOR NOT CONTINUING AFTER THE ANNUAL MEETING

         ROBERT M. JAFFE has been Chairman of the Board of Directors of the Company since September 1992. Mr. Jaffe has served as President and Chief Executive Officer of Sorrento Associates, Inc. (the general partner of the Sorrento Venture funds, several of which are shareholders of the Company) since 1985. Mr. Jaffe previously was an investment banker with Merrill Lynch Capital Markets, Salomon Brothers and Goldman, Sachs & Company. Mr. Jaffe has decided not to stand for re-election at the Annual Meeting.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

         During the fiscal year ended February 2, 2002, the Board of Directors held four regular meetings. The Board of Directors has established committees of the Board of Directors, including an Audit Committee, a Compensation Committee and a Nominating Committee.

         The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board of Directors the independent auditors to be retained; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During fiscal 2001 (the year ended February 2, 2002), the Audit Committee was composed of three


                                       5.

non-employee directors: Messrs. Berner, Quinnell and Jaffe. In March 2002, the Board of Directors appointed Ms. Cohen, a non-employee director, to the Audit Committee effective upon Mr. Jaffe's resignation from the Board of Directors in June 2002. The Audit Committee met five times during the fiscal year. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board of Directors may delegate. During fiscal 2001, the Compensation Committee was composed of three non-employee directors: Messrs. Jaffe, Schuon and Quinnell. In March 2002, the Board of Directors appointed Mr. Hedrick, a non-employee director, to the Compensation Committee effective upon Mr. Jaffe's resignation from the Board of Directors in June 2002. The Compensation Committee met once during the fiscal year.

         The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. No procedure has been established for the consideration of nominees recommended by shareholders. During fiscal 2001, the Nominating Committee was composed of three non-employee directors: Messrs. Quinnell, Jaffe and Federico. It met four times during the fiscal year.

         During the fiscal year ended February 2, 2002, each Board of Directors member attended 75% or more of the aggregate meetings of the Board of Directors and of the committees on which each Board of Directors member served, held during the period for which the Board of Directors member was a director or committee member, respectively.

                                       6.

                                   PROPOSAL 2

       APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


         The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's Amended and Restated Articles of Incorporation to increase the Company's authorized number of shares of Common Stock from 50,000,000 shares to 150,000,000 shares.

         The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Articles of Incorporation with the Secretary of State of the State of California.

         In addition to the 31,569,255 shares of Common Stock outstanding at April 19, 2002, the Board of Directors has reserved (i) 10,350,000 shares for issuance upon exercise of options and rights granted under the Company's 1996 Equity Incentive Plan, as amended (the "1996 Plan") of which 5,296,632 shares have been issued by the Company pursuant to the exercise of options granted under the 1996 Plan (and are, therefore, included in the 31,569,255 shares outstanding) (ii) 480,000 shares for issuance upon exercise of options granted under the Company's 1996 Non-employee Directors' Stock Option Plan, as amended (the "Directors' Plan") of which 175,407 shares have been issued by the Company pursuant to the exercise of options granted under the Director's Plan (and are, therefore, included in the 31,569,255 shares outstanding), and (iii) 900,000 shares for issuance pursuant to rights granted under the Company's Employee Stock Purchase Plan, as amended (the "ESPP") of which 98,217 shares have been purchased under the ESPP (and are, therefore, included in the 31,569,255 shares outstanding).

         Although at present the Board of Directors has no other plans to issue the additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future, including to effectuate future potential stock splits by way of a stock dividend (the Company previously declared and effected three stock splits by way of stock dividends: two for one stock splits in December 1999 and December 2000 and a three for two stock split in February
2002). In addition, the additional shares may be used, without further shareholder approval, for various purposes including, raising capital, providing equity incentives to employees, officers or directors (subject to applicable restrictions on the Company's ability to grant options and other stock awards to its officers or directors), establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products.

         The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that approval of proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

         The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock, will be required to approve this amendment to the Company's Amended and Restated Articles of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                                       7.

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


         The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending February 1, 2003 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1988. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to ratify the selection of Ernst & Young LLP. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

         AUDIT FEES. During the fiscal year ended February 2, 2002, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements were $143,826.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended February 2, 2002, there were no fees billed by Ernst & Young LLP for information technology consulting services.

         ALL OTHER FEES. During the fiscal year ended February 2, 2002, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting fees were $147,392, substantially all of which were related to tax services provided by Ernst & Young LLP and tax filings prepared by Ernest & Young LLP.

         The Audit Committee has determined the rendering of non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                                       8.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 25, 2002 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; and (iii) all executive officers and directors of the Company as a group. All share information gives effect to the 2 for 1 stock splits effected by the Company in December 1999 and December 2000 and the 3 for 2 stock split effected by the Company in February 2002. As of March 25, 2002, the Company was unaware of any stockholder that beneficially owned 5% or more of the outstanding Common Stock.

                                                                 SHARES BENEFICIALLY OWNED (1)
                                                                 -----------------------------
                                                                          NUMBER OF                   PERCENT OF
           DIRECTORS, OFFICERS AND 5% SHAREHOLDERS                          SHARES                      TOTAL
           ---------------------------------------                          ------                      -----
Elizabeth M. McLaughlin (2)...............................                   543,177                     1.7%
Robert M. Jaffe (3).......................................                   205,580                      *
     Sorrento Associates
     4370 La Jolla Village Drive, Suite 1040
     San Diego, CA  92122
Edgar F. Berner (4).......................................                   141,891                      *
Jay A. Johnson (5)........................................                   121,293                      *
Corrado Federico (6)......................................                    53,617                      *
Bruce A. Quinnell (7).....................................                    35,336                      *
James J. McGinty (8)......................................                    32,175                      *
Andrew Schuon (9).........................................                    25,492                      *
Gerald A. Cook (10).......................................                    23,437                      *
Thomas A. Rail (11).......................................                    11,250                      *
Cynthia Cohen.............................................                     1,178                      *
W. Scott Hedrick..........................................                       413                      *
All executive officers and directors as a group
(14 persons) (12).........................................                 1,253,825                    3.8%


------------------
* Less than one percent.
(1) This table is based upon information supplied by officers and directors. The Company has also reviewed previous Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). The Company is unaware of any shareholder that beneficially owns 5% or more of the outstanding Common Stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 31,994,300 shares outstanding on March 25, 2002, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each person in this table is c/o Hot Topic, Inc. 18305
         E. San Jose Avenue, City of Industry, California 91748.
(2) Includes 491,118 shares subject to options exercisable within 60 days of March 25, 2002.
(3) Includes 16,017 shares held by, and 12,663 shares subject to options exercisable within 60 days of March 25, 2002 held by, Sorrento Ventures II, L.P.; 13,203 shares held by, and 11,793 shares subject to options exercisable within 60 days of March 25, 2002 held by, Sorrento Ventures IIB, L.P.; 93,000 shares held by the Jaffe Public Charitable Remainder


                                       9.

         Trust; 56,999 shares held by the Jaffe Public Charitable Remainder Trust II; and 1,905 shares held by the Robert M. Jaffe Trust. Mr. Jaffe is the President and Chief Executive Officer of Sorrento Associates, Inc., which is the general partner of Sorrento Ventures, Sorrento Equity Partners, L.P. and Sorrento Equity Partners II, L.P. Sorrento Equity Partners, L.P. is the general partner of Sorrento Ventures II, L.P. and Sorrento Equity Partners II, L.P. is the general partner of Sorrento Ventures IIB, L.P. Mr. Jaffe is also the trustee of the Jaffe Public Charitable Remainder Trust, the Jaffe Public Charitable Remainder Trust II and the Robert M. Jaffe Trust. Mr. Jaffe disclaims beneficial ownership of shares held by all such entities, except to the extent of his pecuniary or pro rata interest in such shares.
(4) Includes 129,357 shares held by The Edgar F. Berner Trust, of which Mr. Berner is trustee, and 9,000 shares held by The Julia A. Berner Trust, of which Mr. Berner's wife is the trustee. Also includes 3,534 shares subject to options exercisable within 60 days of April 3, 2001 held by Edgar F. Berner.
(5) Includes 88,043 shares subject to options exercisable within 60 days of March 25, 2002.
(6) Includes 52,030 shares subject to options exercisable within 60 days of March 25, 2002.
(7) Includes 33,749 shares subject to options exercisable within 60 days of March 25, 2002.
(8) Includes 31,875 shares subject to options exercisable within 60 days of March 25, 2002.
(9) Includes 23,905 shares subject to options exercisable within 60 days of March 25, 2002.
(10) Includes 23,437 shares subject to options exercisable within 60 days of March 25, 2002.
(11) Includes 11,250 shares subject to options exercisable within 60 days of March 25, 2002.
(12) Includes shares as described in the notes above, as applicable, and 1,282 shares and 57,704 shares subject to options exercisable within 60 days of March 25, 2002, held by an officer not required to be named in this table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 2, 2002, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by Mr. Jaffe.

                                      10.

                             EXECUTIVE COMPENSATION
COMPENSATION OF DIRECTORS

         As consideration for service on the Company's Board of Directors, each director is reimbursed for reasonable out-of-pocket expenses in connection with such director's travel to and attendance at Board of Directors and committee meetings. In addition, in fiscal 2001, non-employee directors received a $4,000 fee for their attendance at each regularly scheduled quarterly Board of Directors meeting and a $500 fee for their attendance at each special meeting or committee meeting, except that no director could be compensated more than $3,000 for the year for attendance at meetings of a particular committee. In fiscal 2001, the Chairman of the Board received a $6,000 fee for his attendance at each regularly scheduled quarterly Board of Directors meeting and a $750 fee for his attendance at each special meeting or committee meeting, except that the Chairman's compensation for attendance at meetings of a particular committee was limited to $4,500 for the year. In fiscal 2001, the total compensation paid to non-employee directors was $114,000. In addition, the Company paid $50,000 in fiscal 2001 to Mr. Federico as payment for real estate consulting services provided by Mr. Federico to the Company.

         Each non-employee director of the Company also receives stock option grants under the Directors' Plan. Only non-employee directors of the Company receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code").

         Generally, option grants under the current Directors' Plan are non-discretionary. In fiscal 2001, the Directors' Plan provided for each non-employee director to be automatically granted an option to purchase 10,000 shares upon becoming a member of the Board of Directors and an option to purchase 2,500 shares of Common Stock upon each subsequent annual meeting of shareholders of the Company. A Chairman of the Board who has not previously served on the Company's Board of Directors will receive a stock option grant of 15,000 shares of Common Stock upon joining the Board of Directors. If the Chairman has previously served on the Company's Board of Directors, he or she will receive the number of shares equal to the difference between 15,000 shares of Common Stock and the amount of his or her initial stock option grant (received upon initially joining the Board of Directors). The Chairman of the Board is also entitled to receive a stock option grant of 3,750 shares (rather than 2,500 shares) of Common Stock of the Company's Common Stock upon each annual meeting of the shareholders of the Company.

         In addition, the Directors' Plan provides that the Board of Directors may approve discretionary grants to the non-employee directors in amounts as the Board of Directors deems appropriate. In March 2002, the Board of Directors amended its director compensation policy to provide that commencing in fiscal 2002, each non-employee director will be granted an additional option to purchase 1,250 shares of Common Stock upon each subsequent annual meeting of the shareholders of the Company after the director's appointment to the Board of Directors. The amended policy also provides that commencing in fiscal 2002, the Chairman of the Board is entitled to receive an additional option grant of 1,875 shares (rather than 1,250 shares) of Common Stock upon each subsequent annual meeting of the shareholders of the Company after the Chairman's appointment to the Board of Directors.

         The exercise price of options granted under the Directors' Plan is the fair market value of the Common Stock subject to the option on the date of the option grant. An option granted under the Directors' Plan may not be exercised until the date upon which the optionee, or the affiliate of such optionee, as the case may be, has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall become exercisable as to 25% of the option shares and 6.25% of the option shares shall become exercisable each quarter thereafter in accordance with its terms. The term of options granted under the Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

         During the last fiscal year, the Company granted options to purchase 20,625 shares of Common Stock under the Directors' Plan at an exercise price per share of $18.71 on June 7, 2001, to the five (5) non-employee directors elected at last year's annual meeting of the Company's stockholders. Upon the initial appointment of Ms. Cohen as a director of the Company on September 24, 2001, the Company granted an option to purchase 15,000 shares of Common Stock under the Directors' Plan at an exercise price per share of $15.00 to Ms. Cohen. Upon the initial appointment of Mr. Hedrick as a director of the Company on January 28, 2002, the Company granted an option to purchase 15,000 shares of Common Stock under the Directors' Plan at an exercise price per share of $22.00 to Mr. Hedrick. The option information provided in this paragraph gives effect to the 3 for 2 stock split effected in February 2002.

                                      11.

         In addition, as of fiscal 2001, each non-employee director receives a stock grant with a value equal to $25,000 and the Chairman of the Board receives a stock grant with a value equal to $30,000 for serving on the Board of Directors pursuant to a director compensation plan adopted by the Board of Directors. The stock awards are granted to each non-employee director immediately following their election at the Company's annual meeting of shareholders (although the Board of Directors can amend its policy and change the grant or otherwise determine that no grant shall be made). The number of shares subject to the stock grant will be determined by the closing price of the Company's Common Stock on the last trading day prior to the date of grant. Pursuant to the policy adopted by the Board of Directors, these stock grants vest 100% on the earlier to occur of the following: (i) one year from the date of grant, or (ii) the commencement of the next annual meeting of the shareholders of the Company provided that the directors will be prohibited from selling the shares they received pursuant to such stock grants until they no longer serve on the Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

         The following table shows, for the fiscal years ended January 29, 2000, February 3, 2001 and February 2, 2002, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer during fiscal 2001 and each of the four other most highly compensated executive officers of the Company who earned more than $100,000 in fiscal 2001 (collectively the "Named Executive Officers"):

                                              SUMMARY COMPENSATION TABLE
                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                       ANNUAL COMPENSATION              ------
                                                       -------------------            SECURITIES
NAME AND PRINCIPAL                                   SALARY            BONUS          UNDERLYING          ALL OTHER
POSITION                                YEAR           ($)            ($)(1)          OPTIONS(2)      COMPENSATION($)(3)
--------                                ----           ---            ------          ----------      ------------------
Elizabeth M. McLaughlin,                2001         $400,000           --             250,000 (4)         $23,147
   Chief Executive Officer              2000         $332,862        $400,000          300,000             $17,246
   and President                        1999         $194,500        $250,000           84,000             $10,901

Gerald A. Cook,                         2001         $300,000        $150,000           75,000             $99,429
   Chief Operating Officer (5)          2000           --               --                --                 --
                                        1999           --               --                --                 --

Jay A. Johnson,                         2001         $216,418         $97,388           26,250             $16,530
   Senior Vice President,               2000         $212,096        $122,255           30,000             $15,503
   Strategic Analysis and Investor      1999         $193,329        $110,854           72,000              $6,751
   Relations

James J. McGinty,                       2001         $200,000        $100,000           37,500             $18,120
   Chief Financial Officer (6)          2000          $90,193        $102,813             --                 --
                                        1999           --               --                --                 --

Thomas A. Rail                          2001         $187,500         $84,375           45,000              $5,125
   Senior Vice President and            2000           --               --                --                 --
   General Manager, Torrid (7)          1999           --               --                --                 --

----------------
(1) 2001 amounts reflect bonuses earned in fiscal 2001 and paid fiscal 2002, 2000 amounts reflect bonuses earned in fiscal 2000 and paid in fiscal 2001, and 1999 amounts reflect bonuses earned in fiscal 1999 and paid in fiscal 2000.

(2) Number of shares after giving effect to 2 for 1 stock splits in December 1999 and December 2000 and a 3 for 2 stock split in February 2002.

(3) For fiscal 2001, the amounts shown include: (i) life and long-term disability insurance premiums: Ms. McLaughlin ($10,497), Mr. Cook ($467), Mr. Johnson ($5,452), Mr. McGinty ($333) and Mr. Rail ($417); (ii) automobile allowance: Ms. McLaughlin ($12,650), Mr. Cook ($12,872), Mr. Johnson ($11,078), Mr. McGinty ($6,238) and Mr. Rail ($4,708); and (iii) relocation expense and relocation gross up: Mr. Cook ($86,090) and Mr. McGinty ($11,549).

                                      12.

(4) Includes 100,000 shares of Common Stock underlying an option granted by the Company reflecting a stock option bonus earned in fiscal 2001 and granted in fiscal 2002.

(5)  Mr. Cook became the Company's Chief Operating Officer in January 2001.

(6) Mr. McGinty became the Company's Vice President, Finance in August 2000 and was promoted to Chief Financial Officer in February 2001.

(7) Mr. Rail became the Company's Senior Vice President and General Manager of Torrid in May 2001. Mr. Rail's annual base salary is $250,000 for the fiscal 2001.

                                      13.

                        STOCK OPTION GRANTS AND EXERCISES

         The Company grants options to its executive officers under the 1996 Plan. As of March 25, 2002, options to purchase a total of 3,660,956 shares were outstanding under the 1996 Plan and options to purchase 1,430,292 shares remained available for grant thereunder. The following table sets forth each grant of stock options made during the fiscal year ended February 2, 2002, to each of the Named Executive Officers:

                                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                             INDIVIDUAL GRANTS
                           -----------------------------------------------------------
                                         % OF TOTAL                                     POTENTIAL REALIZABLE VALUE
                             NUMBER OF     OPTIONS                                      AT ASSUMED ANNUAL RATES OF
                            SECURITIES   GRANTED TO                                    STOCK PRICE APPRECIATION FOR
                            UNDERLYING    EMPLOYEES       EXERCISE OR                         OPTION TERM (3)
                               OPTIONS    IN FISCAL       BASE PRICE      EXPIRATION   ----------------------------
NAME                        GRANTED(1)     YEAR(2)          ($/SH)           DATE           5%             10%
----                        ----------     -------          ------           ----           --             ---
Elizabeth M. McLaughlin    150,000 (4)    15.6%             $15.96         02/04/11       $1,505,574     $3,815,419
Gerald A. Cook              75,000         7.8%             $15.96         02/04/11         $752,787     $1,907,710
Jay A. Johnson              26,250         2.7%             $15.46         03/05/11         $255,221       $646,781
James J. McGinty            37,500         3.9%             $15.46         03/05/11         $364,602       $923,972
Thomas A. Rail              45,000         4.7%             $21.20         05/06/11         $599,965     $1,520,430


--------------------

(1) Number of shares after giving effect to the 3 for 2 stock split in February 2002. Options become exercisable over a 4 year period with 25% vesting one year from the date of grant and 6.25% of the remaining shares vesting quarterly thereafter. The options will fully vest upon a change of control, as defined in the Company's option plans, unless the acquiring company assumes the options or substitutes similar options. The term of the options is ten years.

(2) Based on options to purchase 964,050 shares granted to employees in fiscal 2001 under the 1996 Plan, including options granted to the Named Executive Officers.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all shareholders.

(4) Excludes 100,000 shares of Common Stock underlying a grant of an option that the Company granted in fiscal 2002 reflecting a stock option bonus earned in fiscal 2001.

                                      14.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

         The following table sets forth information with respect to the number and value of securities acquired upon the exercise of options by the Named Executive Officers during fiscal 2001 and the number and value of securities underlying unexercised options held by the Named Executive Officers as of February 2, 2002, after giving effect to the 3 for 2 stock split effected by the Company in February 2002:

                                                                  NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                                               OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END(2)
                                                               --------------------------          ---------------------
                                SHARES
                              ACQUIRED ON   VALUE REALIZED
NAME                           EXERCISE     ON EXERCISE (1)   EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                           --------     ---------------   -----------    -------------     -----------     -------------
Elizabeth M. McLaughlin          117,000      $ 1,794,150       423,243        478,257         $7,238,404       $6,045,899
Gerald A. Cook                    --              --              --            75,000             --             $478,500
Jay A. Johnson                    93,750      $ 1,647,353        94,417        100,613         $1,690,803       $1,557,820
James J. McGinty                  --              --             18,750         78,750           $222,750         $748,050
Thomas A. Rail                    --              --              --            45,000             --              $51,300


--------------------
(1) Amounts reflected are based on the fair market value on the date of exercise minus the exercise price and do not indicate that the optionees sold such stock.

(2)  Based on the fair market value of the Common Stock as of February 2, 2002.

                                      15.

             EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

         The Company has entered into employment agreements with Ms. McLaughlin, its Chief Executive Officer and President, and Mr. Cook, its Chief Operating Officer. Ms. McLaughlin's agreement terminates on January 30, 2003, and thereafter shall be automatically extended by one (1) year on January 30 of each year unless Ms. McLaughlin is notified of the Company's intention not to renew her agreement at least 90 days prior to the date of such automatic renewal or Ms. McLaughlin notifies the Company of her intention not to renew her agreement at least 90 days prior to the date of such automatic renewal. Mr. Cook's agreement does not provide for a specified term of employment and is terminable at will. The agreements specify minimum base salaries as follows: Ms. McLaughlin, $400,000 and Mr. Cook, $300,000.

         In April 2001, the Company entered into an employment agreement with Mr. Rail, the Senior Vice President and General Manager, Torrid. Pursuant to the employment agreement, the Company agreed to pay Mr. Rail a base salary of $250,000 per year and a target bonus of 25% of his base salary based upon the achievement of goals established pursuant to the Company's EBIT Plan, as approved by the Board of Directors. The employment agreement also provides for an automobile allowance and an initial grant of an option to purchase 30,000 shares of Common Stock.

         Ms. McLaughlin's, Mr. Cook's and Mr. Rail's employment agreements, under certain circumstances, are terminable with or without cause, however, Ms. McLaughlin, Mr. Cook and Mr. Rail are each entitled to certain benefits in the event their employment with the Company is terminated. In the event Ms. McLaughlin's employment is terminated without cause, Ms. McLaughlin shall remain with the Company as a consultant for twelve months and shall receive a payment equal to twelve months of salary in addition to continued vesting of all unvested stock options and continued benefits during the twelve-month period. Each of Mr. Cook's and Mr. Rail's agreements provide for a severance payment equal to six months of continued pay and benefits in the event they are terminated without cause by the Company.

         Each of Ms. McLaughlin, Mr. Cook and Mr. Rail are entitled to immediate vesting of all of their unvested options in the event of a "change in control" of the Company. "Change of control" is defined in Ms. McLaughlin's agreement as
(i) the acquisition be a person or entity of at least 30% of the outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company, (ii) a change in the composition of the Board of Directors as a result of which fewer than two thirds of the directors are persons who were either directors of the Company on the date of the agreement or who were elected or nominated by a majority of such persons,
(iii) a merger, reorganization, consolidation or sale of substantially all of the Company's assets, (iv) approval by the shareholders of a complete liquidation or dissolution of the Company, or (v) the occurrence of any of the events listed in (i) through (v) above with respect to a major subsidiary of the Company. "Change in control" is defined in each of Mr. Cook's and Mr. Rail's agreement as (i) a sale of all or substantially all of the Company's assets,
(ii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of at least 50% of the Company's voting securities has changed, or (iii) an acquisition by an person, entity or group of beneficial ownership of at least 50% of the combined voting power of the Company.

                                      16.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

         We have reviewed and discussed with management the Company's most recent audited consolidated financial statements.

         We have discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended.

         We have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1., INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, and have discussed with the independent public accountants their independence.

         Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for fiscal 2001.

                                          AUDIT COMMITTEE

                                          Bruce A. Quinnell, Chairman
                                          Edgar F. Berner
                                          Robert M. Jaffe






---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Act of 1934, as amended (the "Exchange Act").


                                      17.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION (1)

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee is appointed by the Board of Directors and is comprised of three non-employee directors. The Compensation Committee advises the Board of Directors on all compensation matters concerning the Company's executive officers.

OVERALL COMPENSATION POLICY

         The Compensation Committee believes that in order for the Company to succeed it must be able to attract and retain qualified executives. The objective of the Compensation Committee in determining the type and amount of executive officer compensation is to provide a compensation package consisting of a base salary, bonus, and long-term incentives in the form of stock options that allows the Company to attract and retain talented executive officers and to align their interests with those of shareholders.

BASE SALARY

         During fiscal 2001, the base salaries for the executive officers were intended to be competitive with salaries of similar executive positions in comparable companies in the Company's industry. Annual adjustments in base salaries are made effective at the beginning of the third month of the fiscal year for which they are intended to apply and therefore reflect in large part the prior year's business and individual performance achievements. The Chief Executive Officer's base salary for fiscal 2001 was determined in this manner to be $400,000 for Elizabeth McLaughlin, as noted in the summary compensation table, based upon a 52-week fiscal year.

BONUS

         Annual incentive bonuses are intended to reflect the Compensation Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer. Accordingly, the executive officers of the Company, including the Chief Executive Officer, participate in an annual executive incentive bonus plan ("Incentive Plan") which provides for cash bonuses based upon the Company's overall financial performance and the achievement of certain specified levels of profitability for the fiscal year. The Board of Directors, upon receiving the Compensation Committee's recommendations, makes awards. The Compensation Committee annually establishes targeted profitability levels for the ensuing fiscal year in conjunction with the Company's annual financial plan. Upon the achievement of various increasing levels of profitability above the minimum target level, the Compensation Committee may choose to increase bonuses accrued to the Incentive Plan. The purpose of the Incentive Plan is to reward and reinforce executive management's commitment to achieve levels of profitability and return consistent with increasing shareholder value.

         Cash bonuses earned under the Incentive Plan are paid each year upon completion of the Company's annual audit of the results of operations for the previous fiscal year by the Company's outside auditors.



--------------------

 (1) This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by deference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                      18.

LONG TERM INCENTIVES

         The final portion of the executive officers' compensation during fiscal 2001 consisted of incentive stock options as listed in this Proxy Statement in the table entitled "Option Grants in Last Fiscal Year." It is this award that the Company has utilized to provide long-term incentives.

CHIEF EXECUTIVE OFFICER COMPENSATION

         As Chief Executive Officer and President of the Company, Ms. McLaughlin received a base salary in 2001 at an annual rate of $400,000. During fiscal 2001, as part of her overall compensation package, Ms. McLaughlin was granted an option under the 1996 Plan to purchase a total of 150,000 shares of Common Stock at an exercise price of $15.96 per share. Further, Ms. McLaughlin was eligible to earn a bonus under the Company's Incentive Plan.

         Among the factors considered by the Compensation Committee in its evaluation of Ms. McLaughlin's performance in fiscal 2001 were net income results, new Company and Torrid store openings, the Company's performance compared to the Company's internal plan and a "Peer Group" performance, and the further strengthening of the Company's personnel and systems infrastructure.

         Upon the Compensation Committee's recommendation, the Board of Directors determined that Ms. McLaughlin earned an incentive bonus award for fiscal 2001 under the Incentive Plan based substantially on the financial performance of the Company in fiscal 2001. On that basis, the Committee discussed with Ms. McLaughlin the alternatives of an incentive bonus award of $400,000 for the fiscal year or a grant of an option to purchase 100,000 shares of Common Stock. Based on Ms. McLaughlin's input, in March 2002, the Company granted her an option to purchase 100,000 shares at an exercise price of $22.99 per share under the 1996 Plan, subject to the Company's standard vesting schedule pursuant to which the option will become exercisable over a four year period with 25% vesting one year from the date of grant and 6.25% of the remaining shares vesting quarterly thereafter.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. At this time, the amount of compensation (as defined for Code Section 162(m) purposes) paid to the Company's executive officers does not exceed the $1 million pay limit and will most likely not be affected by the statute and regulations in the near future. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

         The Compensation Committee has determined that stock options granted under the 1996 Plan with an exercise price at least equal to the fair market value of the Common Stock on the date of grant shall be treated as "performance-based compensation."

                                            COMPENSATION COMMITTEE

                                            Robert M. Jaffe
                                            Andrew Schuon
                                            Bruce A. Quinnell

                                      19.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Jaffe, Schuon and Quinnell currently serve as members of the Compensation Committee. Compensation of Messrs. Jaffe, Schuon and Quinnell as well as the other non-employee members of the Board of Directors, is determined by the entire Board of Directors with a view to attracting and retaining talented individuals to serve as directors. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Board of Directors of Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

         The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq CRSP Retail Trade Index, and the Nasdaq Market Index for the period that commenced February 2, 1997 and ended on February 2, 2002. The graph assumes that all dividends have been reinvested (there have been no dividends declared by the Company other than stock dividends).

                 COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN*
         Among Hot Topic, Inc. and the Nasdaq stock market (U.S.) Index
                        And the Nasdaq retail trade index









                      [PERFORMANCE MEASUREMENT GRAPH HERE]




                             2/02/97  6/30/97  12/31/97  6/30/98   1/30/99   6/30/99  1/29/00   6/30/00   2/03/01   6/30/01  2/02/02
                             -------  -------  --------  -------   -------   -------  -------   -------   -------   -------  -------
     HOT TOPIC, INC.         100.00   113.93   115.19    120.25    65.19     136.71   174.05    324.05    496.20    629.88   678.69
NASDAQ RETAIL TRADE INDEX    100.00   109.68   129.18    171.34    185.66    195.35   182.13    163.58    187.82    192.08   212.20
   NASDAQ MARKET INDEX       100.00   104.67   114.34    137.47    183.66    196.20   285.60    288.21    200.82    158.25   142.18

                                       ASSUMES $100 INVESTED ON 2/02/97
                                         ASSUMES DIVIDEND REINVESTED
                                          FISCAL YEAR ENDING 2/02/02

--------------------

 (1) This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by deference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                      20.

                              CERTAIN TRANSACTIONS

         The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under California law and the Company's Bylaws. The Company has also entered into and may in the future enter into employment agreements with certain of its executive officers. See "Employment Agreements and Termination of Employment and Change-in-Control Arrangements."

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.



                                            By Order of the Board of Directors

                                            /s/ Jay A. Johnson
                                            ------------------
                                            JAY A. JOHNSON
                                            Assistant Secretary


May 10, 2002




A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 2, 2002 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY OR ASSISTANT SECRETARY, HOT TOPIC, INC., 18305 E. SAN JOSE AVENUE, CITY OF INDUSTRY, CALIFORNIA 91748.

                                      21.

                                 HOT TOPIC, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 13, 2002

                                   10:00 A.M.

                            18305 E. SAN JOSE AVENUE
                           CITY OF INDUSTRY, CA 91748











         HOT TOPIC, INC.
         18305 E. SAN JOSE AVENUE
         CITY OF INDUSTRY, CA  91748                                    PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF HOT TOPIC, INC. (THE "COMPANY") ON JUNE 13, 2002.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

By signing the proxy, you revoke all prior proxies and appoint Elizabeth M. McLaughlin, Jay A. Johnson, and Jim McGinty, and each of them, as attorneys and proxies of the undersigned with full power of substitution, to vote the undersigned's shares on the matters shown on the reverse side, and at any and all continuations, adjournments or postponements thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Annual Meeting of Shareholders of the Company.



                      SEE REVERSE FOR VOTING INSTRUCTIONS.


                               PLEASE DETACH HERE



         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected.

     01  Edgar F. Berner                                     |_| Vote FOR all    |_| Vote WITHHELD
     02  Cynthia Cohen                                           Nominees            from all nominees
     03  Corrado Federico                                        (except as marked)
     04  W. Scott Hedrick
     05  Elizabeth M. McLaughlin
     06  Bruce A. Quinnell
     07  Andrew Schuon

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY         ----------------------------------------
INDICATED NOMINEE, WRITE THE NUMBER NEXT TO THE              |                                      |
NAME(S) OF SUCH NOMINEE(S) IN THE BOX PROVIDED TO THE        |                                      |
RIGHT.)                                                      |                                      |
                                                             ----------------------------------------

2.       To approve the amendment to the Company's           |_| For     |_| Against      |_| Abstain
         Amended and Restated Articles of
         Incorporation to increase the number of
         shares of authorized Common Stock from
         50,000,000 to 150,000,000 shares.

3.       Ratification of the selection of Ernst &            |_| For     |_| Against      |_| Abstain
         Young LLP as independent auditors of the
         Company for the fiscal year ending February
         1, 2003.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION
IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

ADDRESS CHANGE?  MARK BOX  |_|
INDICATE CHANGES BELOW:                                       DATE:__________________________


                                                              SIGNATURE(S):__________________


                                                              NAME OF SHAREHOLDER: __________


                                                              NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S)
                                                              APPEAR ON PROXY. IF HELD IN JOINT TENANCY,
                                                              ALL PERSONS MUST SIGN. TRUSTEES,
                                                              ADMINISTRATORS, ETC., SHOULD INCLUDE THEIR
                                                              TITLE AND AUTHORITY. CORPORATIONS SHOULD
                                                              PROVIDE FULL NAME OF CORPORATION AND TITLE
                                                              OF AUTHORIZED OFFICER SIGNING THE PROXY.
